Exhibit 1 (d)

                                                        Draft--February 20, 1996

                     LORD ABBETT BOND-DEBENTURE FUND, INC.

                             ARTICLES SUPPLEMENTARY


          Lord Abbett Bond-Debenture Fund, Inc., a Maryland corporation, (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Corporation presently has authority to issue 300,000,000 shares of capital stock, of the par value $.001 each, previously classified and designated by the Board of Directors as Class A shares.

          SECOND: Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies and reclassifies 80,000,000 authorized but unissued Class A shares as Class C shares.

          THIRD: Subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation's Class C stock shall be invested in the same investment portfolio of the Corporation as the Class A stock and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation (hereafter called the "Articles") and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

          FOURTH: The Class C shares aforesaid have been duly classified by the Board of Directors under the authority contained in the Articles.
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          IN WITNESS WHEREOF, Lord Abbett Bond-Debenture Fund, Inc., has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on _____________, 1996.



                                                      LORD ABBETT BOND-DEBENTURE
                                                         FUND, INC.


                                                      By:  _____________________
                                                                     , President


WITNESS:


______________________________
                   , Secretary

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            THE UNDERSIGNED, President of Lord Abbett Bond-Debenture Fund, Inc.
who executed on behalf of the Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                 _______________________________
                                                                     , President

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